Exhibit 10.3
TAX PROTECTION AGREEMENT
          This TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of September 28, 2010, by and among CoreSite Realty Corporation, a Maryland corporation (the “REIT”), CoreSite, L.P., a Delaware limited partnership (the “Operating Partnership”), and each Protected Partner identified as a signatory on Schedule A, as amended from time to time.
RECITALS
          WHEREAS, the Operating Partnership desires to indirectly acquire a portfolio of data centers and certain other properties currently owned or leased, directly or indirectly, by the Protected Partners (collectively, the “Initial Properties”);
          WHEREAS, the REIT, the Protected Partners and their affiliates intend to enter into a series of transactions to create a new organizational structure (the “Restructuring Transactions”);
          WHEREAS, pursuant to the Restructuring Transactions, the Operating Partnership will acquire, directly or indirectly, from the Protected Partners interests in certain limited liability companies and limited partnerships which currently own the Initial Properties, in exchange for OP Units (as defined below);
          WHEREAS, the REIT intends to complete an initial public offering of its common stock immediately following the Restructuring Transactions;
          WHEREAS, following the initial public offering of the REIT’s stock, the REIT will operate as a self-administered and self-managed real estate investment trust within the meaning of Section 856 of the Code (as defined below); and
          WHEREAS, as a condition to engaging in the Restructuring Transactions with respect to each Protected Property (as defined below), and as an inducement to do so, the parties hereto are entering into this Agreement;
          NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINED TERMS
          For purposes of this Agreement the following terms shall apply:
          Section 1.1 “Agreement” has the meaning set forth in the preamble.
          Section 1.2 “Cash Realization Event” has the meaning set forth in Section 2.1(b) of this Agreement.

          Section 1.3 “Closing Date” means the closing date of the initial public offering of the REIT’s common stock.
          Section 1.4 “Code” means the Internal Revenue Code of 1986, as amended.
          Section 1.5 “Exchange” has the meaning set forth in Section 2.1(b) of this Agreement.
          Section 1.6 “Fundamental Transaction” means a merger, consolidation or other combination of the Operating Partnership with or into any other entity, any reclassification, recapitalization or change of the outstanding equity interests of the Operating Partnership, or a conversion of the Operating Partnership into another form of entity.
          Section 1.7 “Initial Properties” has the meaning set forth in the recitals hereto.
          Section 1.8 “Make Whole Amount” means, with respect to any Protected Partner, (i) an amount equal to the product of (x) the income and gain recognized by such Protected Partner under Section 704(c) of the Code and “reverse Section 704(c) gain” allocated to the Protected Partner pursuant to Treasury Regulations § 1.704-3(a)(6) as a result of an adjustment to the book value of the assets of the Operating Partnership immediately prior to the Restructuring Transactions from the book value of such assets held by any partnership that the Operating Partnership is treated as a continuation of pursuant to Section 708 of the Code, in each case as a result of a Tax Protection Period Transfer (taking into account any adjustments under Section 743 of the Code to which such Protected Partner is entitled) multiplied by (y) the Protected Partner Tax Rate minus (ii) in the case of any Tax Protection Period Transfer that is a Fundamental Transaction, the cash, if any, received by such Protected Partner as a result of the Tax Protection Period Transfer. For purposes of calculating the amount of Section 704(c) gain that is allocated to a Protected Partner, (i) subject to clause (ii) below, any additional “reverse Section 704(c) gain” allocated to such partner pursuant to Treasury Regulations § 1.704-3(a)(6) after the date of the Restructuring Transactions shall not be taken into account, and (ii) if, as a result of adjustments to the Gross Asset Value (as defined in the OP Agreement) of the Protected Properties pursuant to clause (b) of the definition of Gross Asset Value as set forth in the OP Agreement, all or a portion of the gain recognized by the Operating Partnership that would have been Section 704(c) gain or “reverse Section 704(c) gain” described in the first sentence of this definition without regard to such adjustments becomes or is treated as “reverse Section 704(c) gain” or Section 704(b) gain under Section 704 of the Code, then such gain shall continue to be taken into account for purpose of calculating the Make Whole Amount; provided that the total amount of 704(c) gain and income taken into account for purpose of calculating the Make Whole Amount shall not exceed the initial Section 704(c) gain and “reverse Section 704(c) gain” amount as of the Closing Date (whether or not equal to the estimated amount set forth on Exhibit B).
          Section 1.9 “OP Agreement” means the Agreement of Limited Partnership of CoreSite, L.P., as amended from time to time.
          Section 1.10 “OP Units” means limited partnership units in the Operating Partnership or any security for which OP Units are exchanged or converted.
          Section 1.11 “Operating Partnership” has the meaning set forth in the preamble.

          Section 1.12 “Protected Partner” means: (i) each signatory on Schedule A attached hereto, as amended from time to time; and (ii) any person who holds OP Units and who acquired such OP Units from another Protected Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Protected Partner in such OP Units.
          Section 1.13 “Protected Partner Tax Rate” means the highest combined statutory Federal, state and local tax rate applicable to an individual or corporation (whichever is higher) resident in New York City, taking into account the character of the income and gain giving rise to the loan under Section 2.2 (reduced, in the case of Federal taxes, by the deduction allowed for income taxes paid to a state or locality), for the taxable year in which the event that gave rise to such loan under Section 2.2 occurred.
          Section 1.14 “Protected Property” mean each of the Initial Properties which are identified on Exhibit A hereto and each property acquired in Exchange for a Protected Property as set forth in Section 2.1(b).
          Section 1.15 “REIT” has the meaning set forth in the preamble.
          Section 1.16 “Restructuring Transactions” has the meaning set forth in the recitals hereto.
          Section 1.17 “Tax Protection Period” means, with respect to each Protected Partner, the period of time beginning on the Closing Date and ending on the earlier to occur of: (a) the seventh (7th) anniversary of the Closing Date and (b) the date on which 90% of the OP Units originally received by such Protected Partner in the Restructuring Transactions have been sold, exchanged or otherwise disposed of by such Protected Partner in one or more taxable transactions where the aggregate amount of cash received in such transactions exceeds the hypothetical tax incurred as a result of such transactions, using the Protected Partner Tax Rate to calculate such tax..
          Section 1.18 “Tax Protection Period Transfer” has the meaning set forth in Section 2.1(a) of this Agreement.
          Section 1.19 “Transfer” means any direct or indirect sale, exchange, transfer or other disposition, whether voluntary or involuntary.
          Section 1.20 “Treasury Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
ARTICLE II
TAX PROTECTIONS
     Section 2.1 Taxable Transfers.

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          (a) If at any time during the Tax Protection Period, the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest consummates a transaction or series of related transactions that constitutes (i) a Transfer of all or any portion of a Protected Property (including any interest therein or in an entity owning, directly or indirectly, all or a portion of the Protected Property) in a transaction that would result in the recognition of taxable income or gain by any Protected Partner, or (ii) a Fundamental Transaction that would result in the recognition of taxable income or gain to any Protected Partner (such a Fundamental Transaction or Transfer, a “Tax Protection Period Transfer”) then the Operating Partnership shall loan, without interest, each Protected Partner its Make Whole Amount as set forth in Section 2.2.
          (b) Section 2.1(a) shall not apply to any Tax Protection Period Transfer of a Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property) in a transaction in which no gain is required to be recognized by a Protected Partner (an “Exchange”), including a transaction qualifying under Section 1031 or Section 721 (or any successor statutes) of the Code; provided, however, that any property acquired by the Operating Partnership in the Exchange shall remain subject to the provisions of this Article II in place of the exchanged Protected Property for the remainder of the Tax Protection Period
     Section 2.2 Loans. In the event of a Tax Protection Period Transfer described in Section 2.1(a), each Protected Partner shall, within 30 days after the closing of such Tax Protection Period Transfer, receive from the Operating Partnership an interest-free cash loan in an amount equal to the estimated Make Whole Amount applicable to such Tax Protection Period Transfer. If it is later determined that the true Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount applicable to such Protected Partner, then the Operating Partnership shall make a further interest-free cash loan of such excess to such Protected Partner within 90 days after the closing of the Tax Protection Period Transfer, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Protected Partner shall promptly repay such excess to the Operating Partnership without interest, but only to the extent loan proceeds representing such excess were actually received by such Protected Partner. Loans made by the Operating Partnership under this Section 2.2 shall not bear any interest and shall be non-recourse to the assets of the Protected Partner other than the OP Units held by such Protected Partner and the proceeds thereof. All loans made under this Section 2.2 shall become due and payable, and each Protected Partner shall repay to the Operating Partnership in cash such loans outstanding to such Protected Partner, on the date that is fifteen (15) years following the date such loan is made; provided, however, on or before the date that is ten (10) days following any distribution of cash from the Operating Partnership to a Protected Partner or any sale by the Protected Partner of its OP Units for cash or any sale of shares of stock of the REIT into which such OP Units are converted or for which they are exchanged for cash (each such transaction a “Cash Realization Event”), if the cash received by such Protected Partner in such Cash Realization Event exceeds the hypothetical tax owed (using the Protected Partner Tax Rate to calculate such tax) by such Protected Partner that is allocated to, or is projected to be allocated to, such Protected Partner or otherwise realized since the date of the last Cash Realization Event through the end of the then current taxable year as a result of holding the OP units on which the distribution is made or which are converted to, or exchanged for, REIT stock and the REIT stock received therefor, including, without limitation the tax owed, if any, as a result of the Cash Realization Event, then such Protected Partner shall be obligated to make a

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mandatory prepayment of any loans to such Protected Partner under this Section 2.2 then outstanding equal to the amount of such excess.
     Section 2.3 Section 704(c) Gains. A good faith estimate of the initial amount of Section 704(c) gain and “reverse Section 704(c) gain” allocable to each Protected Partner as of the Closing Date is set forth on Exhibit B hereto. The parties acknowledge that the initial amount of such gain may be adjusted over time as required by Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.
     Section 2.4 Dispute Resolution. Any controversy, dispute or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement shall be governed by Section 15.9 of the OP Agreement.
ARTICLE III
GENERAL PROVISIONS
     Section 3.1 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the OP Agreement.
     Section 3.2 Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.
     Section 3.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
     Section 3.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
     Section 3.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     Section 3.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.
     Section 3.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

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Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
     Section 3.8 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts of law.
     Section 3.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.
     Section 3.10 Entire Agreement. This Agreement contains the entire understanding and agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto.
     Section 3.11 No Rights as Shareholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as shareholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to shareholders of the REIT or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the REIT or any other matter.
[Remainder of Page Left Blank Intentionally]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REIT:

CORESITE REALTY CORPORATION, a Maryland corporation

By:	/s/ Thomas M. Ray

	Name:	Thomas M. Ray
	Title:	President

OPERATING PARTNERSHIP:

CoreSite, L.P., a Delaware limited partnership

By:	CORESITE REALTY CORPORATION, a Maryland corporation, its general partner

	By:	/s/ Thomas M. Ray

		Name:	Thomas M. Ray
		Title:	President
Signature Page to Tax Protection Agreement

SCHEDULE A
SIGNATORIES

CORESITE CRP II/CP II HOLDINGS, LLC By: Carlyle Realty II, L.P., its manager
By:	/s/ David B. Daniel
	Name:	David B. Daniel
	Title:	Vice President

CORESITE CRP II HOLDINGS (VCOC I), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP II HOLDINGS (VCOC II), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP III HOLDINGS, LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP III HOLDINGS (VCOC), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP IV HOLDINGS, LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP IV HOLDINGS (VCOC I), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP IV HOLDINGS (VCOC II), LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

CORESITE CRP V HOLDINGS, LLC
By:	/s/ Tom R. Levy
	Name:	Tom R. Levy
	Title:	Vice President

Schedule A-1

EXHIBIT A
PROTECTED PROPERTIES

Property Name	Property Address
55 Market Post Tower	55 South Market Street, San Jose, California

CoreSite 900 N. Alameda	900 North Alameda, Los Angeles, California

427 LaSalle	427 South LaSalle Street, Chicago, Illinois

70 Inner Belt	70 Inner Belt Road, Somerville, Massachusetts

12100 Sunrise Valley Drive	12100 Sunrise Valley Drive, Reston, Virginia

Coronado Stender Business Park

2900 Coronado	2900 Coronado Drive, Santa Clara, California

2950 Coronado	2950 Coronado Drive, Santa Clara, California

3000 Coronado	3000 Coronado Drive, Santa Clara, California

3001 Coronado	3001 Coronado Drive, Santa Clara, California

2900 Stender	2900 Stender Way, Santa Clara, California

2972 Stender	2972 Stender Way, Santa Clara, California

2901 Coronado	2901 Coronado Drive, Santa Clara, California

1656 McCarthy	1656 McCarthy Boulevard, Milpitas, California

2115 NW 22nd Street	2115 NW 22nd Street, Miami, Florida

One Wilshire	624 South Grand Avenue, Los Angeles, California

32 Avenue of the Americas	32 Avenue of the Americas, New York, New York

1275 K Street	1275 K Street, NW, Washington, D.C.
Exhibit A-1

EXHIBIT B
ESTIMATED ALLOCATIONS OF SECTION 704(c) GAIN
Exhibit B-1